EXHIBIT 23.4

                        [RYDER SCOTT COMPANY LETTERHEAD]

                   CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-1 of our summary reserve report dated February 7, 1997 relating to the oil and gas reserves of Bellwether Exploration Company at July 1, 1996. We also consent to the references to us under the headings "Risk Factors," "Business and Properties" and "Experts" and under the heading "Supplemental Information" in the Notes to the Consolidated Financial Statements of Bellwether Exploration Company in such Prospectus.

                                       RYDER SCOTT COMPANY
                                       PETROLEUM ENGINEERS

                                       /s/ DOUGLAS G. MANNERS
                                           Douglas G. Manners, P.E.
                                           Senior Vice President
                                                 [SEAL]

February 13, 1997